EXHIBIT 99.1

SK Geo Centric to Participate as Equal Partner in Joint Venture to Build First Infinite Loop™ Facility in Europe, Together with Loop Industries and Suez.

Photo: Mr. Daniel Solomita, CEO of Loop Industries, Mr. Maximilien Pellegrini, SUEZ Executive

Committee member and Mr. Na Kyung-Soo, CEO of SK Geo Centric

Montréal (Canada) & Paris (France) & Seoul (South Korea)- Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), an innovator in sustainable plastics technology whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester, along with SUEZ, a world leader in environmental services, and SK Geo Centric (“SKGC”), a subsidiary of South Korea’s SK Group, one of Asia’s largest conglomerates, today announced that SKGC will become an equal partner in the previously announced partnership between Loop and SUEZ, which was formed to build the first Infinite Loop™ manufacturing facility in Europe.

The expanded partnership will combine SKGC’s petrochemical manufacturing experience with SUEZ’s resource management expertise and Loop’s breakthrough proprietary technology to supply 70,000 M/T of virgin quality, 100% recycled, PET plastic and polyester fiber to the European market. The Infinite Loop™ facility will offer a solution to consumer goods companies which have committed to goals for significantly increased use of recycled content in their products and/or packaging and help to meet the growing demand for recycled PET resin and polyester fiber. Through the collective expertise of SKGC and SUEZ, together with Loop’s technology, the Infinite Loop™ facility could save over 255,000 tons of CO2 every year, compared with virgin PET made from a traditional petrochemical process1.

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The three companies are reevaluating the optimal location for the European facility.  The project is projected to break ground in 2023 in order to support the 2025 goals for recycled content as publicly stated by European consumer brands.

Na Kyung-Soo, the CEO of SK Geo Centric said “We are thrilled to participate in the Infinite Loop™ Europe project together with SUEZ, a leading French environmental services company and LOOP, which possesses an advanced recycling technology.” He went on to emphasize “This collaboration will be the first step for SK Geo Centric to move beyond Asia to be a global eco-friendly chemical company.”

“We are thrilled about this enlarged strategic partnership. Together with Loop and now SKGC, we will provide European customers with a solution to boost the circular economy of plastic, while saving over 255,000 tons of CO2 every year”, said Maximilien Pellegrini, SUEZ’ Executive committee member in charge of France. “The joint project will enlarge our long-standing offering in mechanical plastic recycling to chemical recycling, thus increasing the options for sustainable treatment of plastic.”

“We are excited to have SKGC join our strategic partnership in Europe for the planned Infinite Loop™ facility with SUEZ,” said Loop Founder & CEO Daniel Solomita. “Their extensive global expertise in petrochemical manufacturing will be invaluable in complementing the strengths that Loop and Suez will bring to the joint venture. SKGC has developed significant knowledge and understanding of Loop’s sustainable plastics technology and its Infinite Loop™ engineering package over the last 2 years. Their plan to co-invest in a second major geographical market, in addition to the planned joint venture to roll out Infinite Loop™ manufacturing plants in Asia, is further validation of Loop’s potential to be a global leader in sustainable plastics.”

 1 Based on latest LCA from March 2022, data is compared to Virgin PET made from DMT

About SKGC

In 1972, SK geo centric laid the foundation for the development of petrochemical industry by operating the first naphtha-cracking facility in Korea. SK geo centric provides various automotive & packaging products and solutions that customers and markets require. Furthermore, SK geo centric is growing into a technology-based global chemical company through continuous R&D efforts and global expansion. SK geo centric will achieve its vision, “Green for Better Life”, by establishing a plastic based circular economy by collaborating with various partners and stakeholders. SK geo centric will expand its portfolio of eco-friendly products and will continuously recycle beyond the amount of plastics produced in order to realize and leverage the sustainability efforts that will benefit our planet.

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About Suez

SUEZ is a major player in environmental services. For almost 160 years, SUEZ has supported local communities and industrial companies in the management of essential services such as water, waste, and air quality. As such, SUEZ produces drinking water for 66 million people worldwide, recovers 2 million tons of secondary raw materials per year, and generates 3.1 TWh of renewable energy from waste. In our ongoing management of the ecological transition and climate change challenges, SUEZ relies on the expertise and commitment of its 35,000 employees (particularly in France, Italy, Central Europe, Africa, Asia, and Australia) to offer high value-added and customized environmental solutions to all its customers. SUEZ’s expertise allows, for instance, its customers to avoid the emission of 4.2 million tons of CO2, thus improving their carbon footprint and their impact on climate. With a turnover of more than 7.5 billion euros in 2021 and backed by its expertise and capacity to innovate, SUEZ has strong growth prospects. SUEZ relies on a solid consortium of investors made up of Meridiam and GIP – with 40% stakes each - and the Caisse des Dépôts et Consignations Group with a 20% stake in the capital, including 8% held by CNP Assurances, to pursue its strategic development plans in France and internationally.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

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Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation , statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding, relative to its current and future financial commitments (vi) engineering, contracting and building Loop’s manufacturing facilities, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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 For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, Vice President Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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